EXHIBIT 10.21

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is entered into as of October 31, 1997, by and between Telegen, a California corporation (the "Company"), and Fred Kashkooli (the "Executive").

         WHEREAS, the Company desires to employ the Executive as of November 3, 1997, or such other date as the Executive shall first be employed by the Company (the "Effective Date"), and the Executive desires to accept employment with the Company on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and agreements of the parties contained in this document, the Company and the Executive agree as follows:

         1. Employment and Duties. The Executive will serve as the President and Chief Executive Officer of the Company. The duties and responsibilities of the Executive shall include the duties and responsibilities for the Executive's corporate offices and positions as set forth in the Company's Bylaws from time to time in effect and such other duties and responsibilities as the board of directors of the Company (the "Board of Directors") may from time to time reasonably assign to the Executive, in all cases to be consistent with the Executive's corporate offices and positions. The Executive shall report to the Board at large. The Executive shall perform faithfully the executive duties assigned to him to the best of his ability. At the next meeting of the Board of Directors, the Executive will be nominated to serve as a director of the Company, and, when elected or appointed thereafter, the Executive shall serve in such capacity without additional compensation.

         2.       Employment Period.

                  (a) Basic Rule. The employment period shall begin upon the Effective Date and shall continue thereafter until terminated by the Company or the Executive. The Executive acknowledges and agrees that his employment with the Company is "at will" and may be terminated by either party at any time, subject only to the terms of this Agreement.

                  (b) Early Termination. The Company may terminate the Executive's employment at any time for any reason or no reason. Except with respect to for-Cause termination as defined in paragraph 2(d) below, the Company shall provide the Executive with thirty (30) days' advance notice in writing of such termination. The Executive may terminate his employment by giving the Company thirty (30) days' advance written notice. Upon termination of the Executive's employment with the Company, the Executive's rights under any applicable benefit plans shall be determined under the provisions of those plans. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this paragraph 2(b).

                  (c) Death. The Executive's employment will terminate in the event of his death. The Company shall have no obligation to pay or provide any compensation or benefits under this Agreement on account of the Executive's death, or for periods following the Executive's death, other than the Company's obligations applicable under such circumstance under paragraph 13. The Executive's rights


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under the  benefit  plans of the Company in the event of the  Executive's  death will be determined under the provisions of those plans.

                  (d) Cause. The Company may terminate the Executive's employment for cause by giving the Executive notice in writing. For all purposes under this Agreement, "Cause" shall mean (i) willful failure by the Executive to perform his duties hereunder and not to cure such willful failure by the Executive, thirty (30) days after receipt of written notice by the Company of such willful failure, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment (provided that impairment as a result of substance abuse shall be deemed willful failure hereunder), (ii) a willful act by the Executive which constitutes gross misconduct and which is demonstrably injurious to the Company, (iii) a willful breach by the Executive of a material provision of this Agreement, or (iv) a material and willful violation by the Executive of a federal or state law or regulation applicable to the business of the Company. No act, or failure to act, by the Executive shall be considered "willful" unless committed without good faith or without a reasonable belief that the act or omission was in the Company's best interest. No compensation or benefits will be paid or provided to the Executive under this Agreement on account of a termination for Cause or for periods following the date when such a termination of employment is effective. The Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans.

                  (e) Disability. The Company may terminate the Executive's employment for Disability by giving the Executive thirty (30) days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean that the Executive, at the time notice is given, has been unable to substantially perform his duties under this Agreement for a period of not less than ninety (90) days due to physical or mental illness. The determination of the Executive's Disability hereunder shall be made by a two-thirds (2/3) majority of the then current members of the Company's Board of Directors (excluding the Executive) and shall be based upon advice from such medical professionals and upon such medical and other records as the Company's Board of Directors may deem appropriate. In the event that the Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment under this paragraph 2(e) becomes effective, the notice of termination shall automatically be deemed to have been revoked. No compensation or benefits will be paid or provided to the Executive under this Agreement on account of termination for Disability, or for periods following the date when such a termination of employment is effective, other than the Company's obligations applicable under such circumstance under paragraph 13. The
Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans.

         3. Place of Employment. The Executive's services shall be performed at the Company's principal executive offices at 101 Saginaw Drive, Redwood City, California. The parties acknowledge, however, that some travel may be required in connection with the performance of the Executive's duties hereunder.

         4. Base Salary. For all services to be rendered by the Executive pursuant to this Agreement, the Company agrees to pay the Executive an annual base salary (the "Base Salary") of $220,000 from the date hereof until the first anniversary of this Agreement and a Base Salary of $275,000 for the period between the first anniversary and second anniversary of this Agreement. Thereafter, for each annual

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period  beginning on or after the second  anniversary of the Effective Date, the
Base Salary shall be determined by the Board of Directors prior to each such anniversary. The Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices. The payment of such Base Salary to the extent not paid by the Company shall be guaranteed by Telegen subject to the limitations set forth in paragraph 28.

         5. Bonus. During the first year of his employment, the Executive shall be eligible to receive an annual cash bonus (the "Bonus") of $110,000. This first year Bonus shall be paid in four (4) quarterly installments of $27,500 at the end of each three (3) month period after the Effective Date. Upon the second anniversary of his employment the Executive shall be eligible to receive a lump-sum cash Bonus of $125,000 on such date. Receipt of the second Bonus will be based upon certain criteria to be agreed upon by the Executive and the Board of Directors including revenue and profitability targets and other organizational milestones (the "Critical Performance Targets"). On or before the first anniversary the Executive shall prepare and submit to the Board of Directors for approval a management bonus program (the "Program") that will include the Critical Performance Targets and any other terms and conditions of the Executive's Bonus opportunity for the year following such anniversary. The payment of such Bonuses to the extent not paid by the Company shall be guaranteed by Telegen subject to the limitations set forth in paragraph 28.

         6.       Stock Option.

                  (a) Initial Options. Effective as of the Company's first Board of Director's meeting hereafter, the Company shall grant the Executive two options (the "Executive Options") to purchase shares of the Company's Common Stock at fair market value per share.* The number of shares subject to the first option shall be for one hundred twenty thousand (120,000)(the "First Option") and number of shares subject to the second option shall be for six hundred thousand (600,000) (the "Second Option"). The Executive Options shall vest as described in paragraph 6(b) below and shall be subject to such other terms and conditions as are described in paragraph 6(c) below.

                  (b) Vesting.  The First  Option shall vest over a  twenty-four
(24) month period beginning on the first month anniversary of the Effective Date and ending on the second (2nd) anniversary of the Effective Date, to the extent the Executive is employed by the Company. The Second Option shall vest and become exercisable monthly over a forty eight (48) month period beginning on the first month anniversary of the Effective Date and ending on the fourth (4th) anniversary of the Effective Date, to the extent the Executive is employed by the Company. In the event of a Change of Control (as defined below), the then unvested portion of the Executive Options shall automatically become vested, and the Executive shall have the right to exercise all or any portion of the Executive Options, in addition to any portion of the Executive Options exercisable prior to such event. For purposes of this Agreement,

--------
         *For the purpose of this agreement, the Telegen Common Stock fair market value shall mean the value determined by the average of the closing market price on the NASDAQ for the five working days prior to November 25, 1997.

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the term "Change of Control"  shall mean the  occurrence of any of the following events subsequent to the Effective Date:

                           (i) Any  "person"  (as such term is used in  Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Telegen, representing fifty percent (50%) or more of the total voting power represented by Telegen's, as the case may be, then outstanding voting securities (except in a transaction or transactions in which Telegen or its affiliates or successors have, maintain or accumulate securities representing more than fifty percent (50%) of the voting power of the Company);

                           (ii) A merger or  consolidation  of Telegen  with any
other corporation, other than a merger or consolidation that would result in the voting securities of Telegen, as the case may be, outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of Telegen, as the case may be, or such surviving entity outstanding immediately after such merger or consolidation; or

                           (iii) the  shareholders  of Telegen approve a plan of
complete liquidation of Telegen, as the case may be, or an agreement for the sale or disposition by Telegen, as the case may be, of all or substantially all Telegen's assets, as the case may be.

                  (c) Option Provisions. The Executive Options shall be granted under the Company's 1996 Stock Option Plan (the "Stock Plan") and, except as expressly provided otherwise in this paragraph 6, shall be subject to the terms and conditions of the Stock Plan and form of option agreement; provided, however, that the Company's Board of Directors may, in its discretion, grant the Executive Options outside of the Stock Plan, and any such option shall include such other terms as the Board of Directors may specify that are not inconsistent with the terms hereof, including (i) the ability to exercise the Executive Options for one (1) year after the termination of the Executive's employment or one (1) year after the death or disability of the Executive and (ii) the ability of the Executive to exercise by cash or full recourse promissory note or a combination thereof all or part of the Executive Options as to both vested and unvested shares upon execution of a stock restriction agreement providing for substantially similar vesting restrictions contained in paragraph 6(b) hereof as to such unvested shares.

                  (d) Buy-Back Election. If after the third anniversary from the date hereof, the Company is not a reporting company under the Exchange Act of 1934, trading on an automated quotation system or a national exchange, the Executive shall have the right to engage a professional appraiser, at his expense, to estimate the fair market value, on a net exercise basis (the "Equity Value") of the vested portion of the Executive Options and give the Company written notice (the "Notice") of (i) his commitment to exercise his buy-back election hereunder and (ii) the date he will exercise his buy- back election hereunder (the "Buy Back Date"), such date not to be less than thirty (30) days prior to, nor more than forty-five (45) days from the date the Notice is received by the Company. Without receipt of the Notice by the Company, Telegen Corporation, a California corporation, shall not be required to

                                       -4-

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effectuate the  provisions of this  paragraph.  Upon receipt of the Notice,  the parties to this Agreement shall be bound to perform the provisions of this paragraph 6(d).

                  On the Buy Back date, Telegen shall purchase the Equity Value from the Executive through the issuance of a number of Telegen common shares equal to the Equity Value divided by the Telegen common stock fair market value (the "Telegen Common Stock FMV"). A fractional share resulting from this calculation, if any, shall be rounded down to zero. The Telegen Common Stock FMV shall mean the value determined at Telegen's election of the average closing market price on any exchange, for the five days prior to the Buy Back Date, or the fair market value of the Telegen common stock as determined by a certified appraiser.

         7. Board Seat. As soon as practicable and in connection with this Agreement, the Board of Directors of the Company shall duly appoint the Executive to the Board of Directors of the Company and shall solicit the shareholders of the Company for their approval, to the extent necessary.

         8. Expenses. The Executive shall be entitled to reimbursement by the Company for all reasonable, ordinary, and necessary travel, entertainment, and other expenses incurred by the Executive during the term of this Agreement (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of his duties and responsibilities under this Agreement; provided, however, that the Executive shall properly account for such expenses in accordance with the Company's policies and procedures.

         9. Legal Expenses. The legal expenses incurred by the Executive in connection with the review of and counsel with respect to this Agreement shall be paid by the Company, up to $2,500.

         10. Personal Life Insurance; Other Benefits. The Company shall maintain and pay for a personal term life insurance policy for the Executive, with a face value amount of up to $500,000, with the beneficiary of such policy to be designated by the Executive. The Executive shall be entitled to participate in employee benefit plans or programs of Telegen, to the extent that his position, tenure, salary, age, health, and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto.

         11. Vacations and Holidays. The Executive shall be entitled to paid vacation time and Company holidays in accordance with the Company's policies in effect from time to time for its senior executive officers.

         12. Other Activities. The Executive shall devote substantially all of his working time and efforts during the Company's normal business hours to the business and affairs of the Company and its subsidiaries and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays, and sickness. The Executive may, however, devote a reasonable amount of his time to civic, community, or charitable activities and, with the prior written approval of the Board of Directors, to serve as a director of other corporations and to other types of business or public activities not expressly mentioned in this paragraph. No prior Board

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of  Director's  approval  will be  required  for the  Executive  to  serves as a director of other corporations or entities on which the Executive already serves as a director as of the date hereof.

         13. Termination Benefits. In the event the Executive's employment terminates, then the Executive shall be entitled to receive severance and other benefits as follows:

                  (a)      Base Salary.

                           (i)  Involuntary  Termination  Without Cause.  If the
Company terminates the Executive's employment without Cause, then in lieu of any severance benefits to which the Executive may otherwise be entitled under any Company severance plan or program, the Executive shall be entitled on such date to a lump-sum payment of his Base Salary for one year from the date of such termination at the rate applicable on such date;

                           (ii) Other Termination.  In the event the Executive's
employment terminates for any reason other than as described in paragraph 13(a)(i) above, then the Executive shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing severance and benefit plans and policies at the time of such termination.

                  (b)      Options.

                           (i)  Involuntary  Termination  Without Cause.  In the
event the  Executive's  employment  is  terminated  as  described  in  paragraph
13(a)(i), the Executive Options shall be deemed vested as to all the shares under the First Option, whether vested or not as of such termination date; vested only as to the vested shares under the Second Option as of such termination date; and, the Executive shall lose all vesting rights as to any additional unvested shares under the Second Option.

                           (ii) Other Termination.  In the event the Executive's
employment is terminated for any reason other than as described in paragraph 13(a)(i), then the Executive Options shall be deemed vested only as to the vested shares as of such date, and shall lose all vesting rights as to any additional unvested shares under the Executive Options.

                  (c)      Bonuses.

                           (i)      Involuntary Termination Without Cause.

                                    (1) In the event the Executive's  employment
is terminated as described in paragraph 13(a)(i) prior to the end of one year from the Effective Date, then the Executive shall be entitled to receive the Bonus described in paragraph 5 to the extent he would have been entitled to such Bonus had he remained an employee of the Company through the end of the first year following the Effective Date;

                                    (2) In the event the Executive's  employment
is terminated as described in paragraph 13(a)(i) on or after one year form the Effective Date and prior to two years from the

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Effective  Date,  then the  Executive  shall be  entitled to receive a pro-rated portion of the Bonus described in paragraph 5 as if he had remained an employee of the Company through the end of the second year following the Effective Date and achieved one hundred percent (I 00%) of the Critical Performance Targets; provided, however that if the Board of Directors and the Executive had agreed on
interim  Critical   Performance   Targets  (whether   monthly,   quarterly,   or
semi-annual), prior to the termination of the Executive, then the assumption regarding the Executive's achievement will be adjusted to the extent of the Executive's success in meeting such interim Critical Performance Targets.

                           (ii) Other Termination.  In the event the Executive's
employment is terminated by reason other than as described in 13(a)(i), then the Executive shall not be entitled to any Bonus which has not accrued as of such date.

                  (d) Additional Definition of Involuntary Termination Without Cause. To the extent the Executive's duties shall be materially reduced in nature, character or responsibility from those contemplated in paragraph 1, the Executive shall have the option for thirty (30) days from such date, to (i), terminate his employment with the Company or (ii) enter into an agreement with the Company, specifying the Executive's revised duties. To the extent the Executive terminates his employment under 13(d)(i) or the Executive and the Company cannot come to an agreement under 13(d)(H), such termination shall be deemed to be for the purposes of this paragraph 13 to be "Involuntary Termination Without Cause."

The Executive shall not have the obligation to mitigate damages to receive the termination benefits under paragraphs 13(a)(i), 13(b)(i), or 13(c)(i). Notwithstanding any of the above provisions of this paragraph 13, to the extent the Executive breaches either paragraph 14 or 15 hereunder, he shall not be entitled to any termination benefits under this paragraph 13.

         14. Proprietary Information. The Executive shall not, without the prior written consent of the Board of Directors, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company or any of its affiliates or subsidiaries) any confidential information or proprietary data of the Company. As an express condition of the Executive's employment with the Company, the Executive agrees to execute confidentiality agreements as requested by the Company, including but not limited to the Company's standard form of proprietary information agreement. The Executive's obligations under this paragraph 14 shall also be in full force in effect as to Telegen.

         15. Non-Solicit. The Executive covenants and agrees with the Company that during his employment with the Company and for a period expiring three (3) years after the date of termination of such employment, he will not solicit any of the Company's then-current employees to terminate their employment with the Company or to become employed by any firm, Company, or other business enterprise with which the Executive may then be connected.

         16. Right to Advice of Counsel. The Executive acknowledges that he has consulted with counsel and is fully aware of his rights and obligations under this Agreement.


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         17.  Successors.  The Company and Telegen  will  require any  successor
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Telegen would be required to perform it if no such succession had taken place. Failure of Telegen to obtain such assumption agreement prior to the effectiveness of any such succession shall entitle the Executive to the benefits described in paragraphs 13(a)(i), 13(b)(i) and 13(c)(i) of this Agreement, subject to the terms and conditions therein.

         18. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be Settled exclusively by arbitration in San Mateo County, California, in accordance with the rules of the American Arbitration Association then in effect, with the right of discovery limited to five (5) depositions, thirty-five (35) interrogatories, and reasonable request for documents, by any party, by an arbitrator selected by both parties within ten (10) days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such ten- (10-) day period, each party shall select an arbitrator and inform the other party in writing of such arbitrator's name and address within five (5) days after the end of such ten- (10-) day period and the two arbitrators so selected shall select a third arbitrator within fifteen (15) days thereafter; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party shall be the sole arbitrator of the dispute. Each party shall pay its own expenses associated with such arbitration, including the expense of any arbitrator selected by such party and the Company will pay the expenses of the jointly selected arbitrator. The decision of the arbitrator or a majority of the panel of arbitrators shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereover. Punitive damages shall not be awarded.

         19. Absence of Conflict. The Executive represents and warrants that his employment by the Company as described herein shall not conflict with and will not be constrained by any prior employment or consulting agreement or relationship.

         20. Assignment. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except Telegen may assign this Agreement to any of its affiliates or wholly-owned subsidiaries, provided, however that such assignment will not relieve Telegen of its obligations hereunder. If the Executive should die while any amounts are still payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.


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         21.  Notices.  For  purposes  of  this  Agreement,  notices  and  other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:      Fred Kashkooli
                                            10830 Santa Teresa Drive
                                            Cupertino, CA 95014

                  If to the Company:        Telegen Corporation
                                            101 Saginaw Drive
                                            Redwood City, CA 94063
                                            Attn: Chairman of the Board

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three (3) days after they have been mailed as provided above.

         22. Integration. This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

         23. Waiver. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

         24. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction.

         25. Headings. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

         26. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to agreements between California residents entered into and to be performed entirely within California.

         27. Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

         28. Termination of Obligations of Telegen. Any obligations of Telegen hereunder shall cease upon the fifth anniversary of the Effective Date.

         IN WITNESS WHEREOF, each of the parties has executed this Employment Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


"COMPANY"                              TELEGEN CORPORATION


                                       By:______________________________________
                                       Gilbert Decker, Chairman of the Board



                                       _________________________________________
"EXECUTIVE"                            Fred Kashkooli


                      [Employment Agreement Signature Page]


                                      -10-